Exhibit 23.1


               Consent of Independent Certified Public Accountant

I consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110705) of my report which appears on pages F-1 through F-9 of this annual report for the year ended December 31, 2004.

/s/ THOMAS W. KLASH
---------------------------

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida

April 26, 2005